SCHEDULE 14C
(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934 (Amendment No.      )

Check the appropriate box:

☐ Preliminary Information Statement
☒ Definitive Information Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

DIVERSIFIED THERMAL SOLUTIONS, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

INFORMATION ABOUT THE ANNUAL MEETING
DESCRIPTION OF BUSINESS
MANAGEMENT OF THE COMPANY
MARKET FOR COMMON EQUITY AND RELATED SECURITY HOLDER MATTERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
MANAGEMENT’S DISCUSSION AND ANALYSIS
FINANCIAL STATEMENTS
PROPOSAL I ELECTION OF DIRECTORS
PROPOSAL II APPROVAL OF THE 2003 DIVERSIFIED THERMAL SOLUTIONS, INC. EQUITY INCENTIVE PLAN
PROPOSAL III RATIFICATION OF INDEPENDENT AUDITORS
ANNUAL REPORT ON FORM 10-KSB
Index to Financial Statements
Report of Armando C. Ibarra, C.P.A., Independent Auditor
Report of Coulter & Justus, P.C., Independent Auditor

DIVERSIFIED THERMAL SOLUTIONS, INC.
4126 Delp Street
Memphis, Tennessee 38118

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held June 19, 2003

TO THE SHAREHOLDERS OF DIVERSIFIED THERMAL SOLUTIONS, INC.:

     The annual meeting of shareholders of Diversified Thermal Solutions, Inc. will be held in the Dunavant Room at the Racquet Club of Memphis, 5111 Sanderlin Avenue, Memphis, Tennessee 38117, on Wednesday, June 19, 2003, at 10:00 a.m., Central Daylight Time.

     At the annual meeting, you will be asked to vote on the following proposals:

1.	To elect five individuals to serve on our Board of Directors;

2.	To approve the 2003 Diversified Thermal Solutions Equity Incentive Plan;

3.	To ratify the appointment of Coulter & Justus, P.C. as our independent auditors for 2003; and

4.	To transact any and all other business as may properly come before the meeting or any adjournment of the meeting.

     Only shareholders of record at the close of business on May 20, 2003 will be entitled to receive notice of and to vote at the annual meeting.

     Information relating to the above matters is set forth in the accompanying information statement dated May 15, 2003.

By Order of the Board of Directors,

John F. Curry Secretary - Treasurer

Memphis, Tennessee May 15, 2003

DIVERSIFIED THERMAL SOLUTIONS, INC.
4126 Delp Street
Memphis, Tennessee 38118

INFORMATION STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
To Be Held June 19, 2003

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

INFORMATION ABOUT THE ANNUAL MEETING

     In connection with our annual meeting, we are mailing this information statement to all shareholders beginning on or about May 23, 2003.

     In this information statement, terms such as “we,” “us” and “our” refer to Diversified Thermal Solutions, Inc., which may also be referred to from time to time as “DTS.”

When is the annual meeting?	Thursday, June 19, 2003, 10:00 a.m. Central Daylight Time.

Where will the annual meeting be held?	In the Dunavant Room of the Racquet Club of Memphis, 5111 Sanderlin Avenue, Memphis, Tennessee 38117.

What items will be voted	You will be voting on the following matters:
on at the annual meeting?

	1.	ELECTION OF DIRECTORS. To elect five directors to serve until the 2004 annual meeting of shareholders.

	2.	2003 EQUITY INCENTIVE PLAN. To consider and approve the 2003 Diversified Thermal Solutions, Inc. Equity Incentive Plan.

	3.	RATIFICATION OF AUDITORS. To ratify the selection of Coulter & Justus, P.C. as our independent auditors for fiscal years 2002 and 2003.

	4.	OTHER BUSINESS. To transact such other business as may properly come before the annual meeting or any adjournment of the annual meeting.

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Who can vote?	Only holders of record of our common stock at the close of business on May 20, 2003 will be entitled to notice of and to vote at the annual meeting and any adjournment of the annual meeting. Each holder is entitled to one vote for each share of common stock held on that date. On May 20, 2003, there were 20,242,571 shares of our common stock outstanding and entitled to vote.

How do I vote?	You must be present at the annual meeting in order to vote your shares. We are not soliciting proxies in connection with the 2003 Annual Meeting.

How many votes are required?	If a quorum is present at the annual meeting:

The director nominees will be elected by a plurality of the votes cast in person or by proxy at the annual meeting.

Coulter & Justus, P.C. will be ratified as our independent auditors, the 2003 Diversified Thermal Solutions, Inc. Equity Incentive Plan will be approved, and all other matters submitted to the shareholders will be acted upon affirmatively, by the vote of a majority of the shares represented in person or by proxy at the annual meeting and entitled to vote on the matter.

What constitutes a “quorum” for the annual meeting?	A majority of the outstanding shares of common stock entitled to vote at the annual meeting, present in person or represented by proxy, constitutes a quorum. A quorum is necessary to conduct business at the annual meeting.

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DESCRIPTION OF BUSINESS

General

     We were incorporated on May 4, 1987, under the laws of the state of Nevada as Energy Realty Corporation. On July 31, 1993, we changed our name to Balcor International, Inc. On December 18, 1998, we changed our name to Dimension House, Inc. On October 28, 1999, we changed our name to Presidents Telecom, Inc. On April 17, 2000, we changed our name to VoIP Telecom, Inc. On July 19, 2002, we changed our name to Diversified Thermal Solutions, Inc.

     On February 25, 2002, we announced a reverse split of our stock on a 1 for 20 basis. Prior to the reverse split we had 40,727,975 shares of common stock outstanding, with 21,780,957 of those shares available in the public float. Following the reverse split, the total number of shares outstanding was 2,036,399.

     Prior to March 29, 2002, we delivered international long distance service via flexible, server-based networks consisting of re-sale arrangements with other long distance providers, primarily through our wholly-owned subsidiary, Access Communications, Inc. On March 29, 2002, we sold 100% of the common stock of Access Communications, Inc. to an independent third party. After the sale of Access Communications, we operated essentially as a shell company for the purpose of acquiring businesses related to the manufacturing and distribution of materials used in the refractory industry.

     On July 1, 2002, we issued 15 million shares of common stock in connection with the acquisition of all of the outstanding stock of Global Holdings, Inc. On October 16, 2002, Global Holdings, Inc. changed its name to DT Solutions, Inc. On July 24, 2002, we created another wholly-owned subsidiary, Refractory & Industrial Supply Group, Inc. RIS Group will act as the marketing and distribution arm for all refractory products.

Refractory Industry

     The total U.S. market for clay building material and refractory products is estimated to have been approximately $6.8 billion in 2001, up from $6.6 billion in 2000. In recent years, the refractory industry has witnessed a large amount of consolidation, typically with large non-U.S. conglomerates acquiring smaller manufacturers. Worldwide refractory industry revenues are estimated to be in excess of $10 billion. Refractory products are heat-resistant materials used for the linings for high-temperature furnaces and reactors and other processing units. In addition to being resistant to thermal stress and other physical phenomena induced by heat, refractory products must also withstand physical wear and corrosion caused by chemical agents and rapid changes in temperature. Refractory products are more heat resistant than metals and are required for any heating applications above 1000° Fahrenheit. Because refractory products are so resistant to heat, erosion and corrosion, they are typically used in any process involving heat and corrosion such as in kilns and furnaces.

     The genesis of the refractory industry can be traced to basalt, a naturally occurring siliceous refractory product. Basalt is formed under natural geological forces of heat and pressure. Modern refractory production is largely a replication of this process of forming naturally occurring or synthetic non-metallic mineral oxides and some non-oxides like carbides or nitrides under the bonding conditions of high heat and pressure. Technological progress has resulted in new bonding techniques using chemicals, cements and resins rather than simply heat and pressure.

     Refractory products typically have relatively high bulk density, high softening point, and high crushing strength. Refractory products are typically referred to as:

•	Monolithic – a furnace lining without joints, formed of material which is rammed, cast, gunned or sintered into place.

•	Brick – low grade, low alumina to high grade, high alumina straight and shaped brick.

•	Pre-Cast Shapes – special shapes designed to the customer’s specifications, such as a doorjamb in a furnace.

Many refractory products, in final shape, resemble a typical construction brick. However, there are many different shapes and forms. Some refractory parts are small and may possess a complex and delicate geometry; others are massive and may weigh several tons in the form of precast or fusion cast bricks.

     Refractory products are used in all heavy industry, including steel, foundry, chemical, aluminum, petrochemical, pulp and paper, cement, lime, incineration and power/cogeneration. However, the steel industry represents approximately 60% of the refractory market in the United States. The well-documented bankruptcies and other financial troubles of the steel industry have negatively affected the financial performance of many large refractory manufacturers. In addition, asbestos litigation has caused many refractory manufacturers to file for bankruptcy protection.

MANAGEMENT OF THE COMPANY

Directors, Executive Officers, Promoters And Control Persons

			Year
	Age as of		First Elected
Name	February 28, 2003	Position(s)	Director

B. Grant Hunter	39	President and Chief Executive Officer	2001
Julie R. Dean	31	Chief Financial Officer	—
John F. Curry	44	Secretary Treasurer, Vice President of Operations, Director	2002
Ed H. Gatlin	62	Director	2001
Jerry W. Hunter	65	Director	2002
W. Burley Shedd	46	Director	2001

     B. Grant Hunter became our Chief Executive Officer in 2001. Mr. Hunter is currently Vice President of Lynn Whitsett Corporation, and has served in that position since 1986. Lynn Whitsett specializes in the construction of high temperature process vessels. Mr. Hunter is the son of Jerry W. Hunter.

     Julie R. Dean was appointed Chief Financial Officer in November 2002. She has been employed by iDrive, LLC as an Accounting Software Consultant since May 2002. From May 2002 to present, Ms. Dean has worked as an independent accounting consultant. Prior to that time, Ms. Dean served as a Manager of Accounting and Finance for Freeliant, Inc., as a Senior Auditor with Andersen, PLLC, and as a Senior Auditor with Rhea & Ivy, PLLC.

     John F. Curry has been a director since 2002. Mr. Curry has been employed by Knight & Wilson, Inc. as a Risk Manager since February 2001. Prior to that time, Mr. Curry was self-employed.

     Ed Gatlin has been a director since his election to the Board in 2001. He is a partner and Chairman of Empire Express, Inc.

     Jerry W. Hunter has been a director with the Company since 2002. He is the President and sole stockholder of Lynn Whitsett Corporation. Mr. Hunter is the father of B. Grant Hunter.

     W. Burley Shedd has been a director since 2001. Mr. Shedd is the General Manager of the Mobile, AL division of Lynn Whitsett Corporation.

Legal Proceedings

     To our knowledge, no director, officer, or affiliate of the Company, or owner of record or beneficially of more than five percent of our common stock, or any associate of the foregoing, is an adverse party to us in any material legal proceeding. We are not party to any legal proceeding and to our knowledge, no action, suit or proceeding against us has been threatened by any person or entity.

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Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and the holders of greater than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (“SEC”). Executive officers and directors are required by SEC regulations to furnish us with copies of these reports. Based solely on a review of written representations from such officers, directors and shareholders with respect to the period from January 1, 2002 through December 31, 2002, we are not aware of any required Section 16(a) reports that were not filed on a timely basis, with the following exceptions:

     B. Grant Hunter inadvertently failed to report becoming a director, officer, and greater than 10% shareholder, these events were reported on a Form 3 filed on January 2, 2003.

     John F. Curry inadvertently failed to report his becoming a director and greater than 10% shareholder, but these events were reported on a Form 3 filed on January 15, 2003.

     Julie R. Dean inadvertently failed to report her becoming an officer, but this event was reported on a Form 3 filed in May 2003.

MARKET FOR COMMON EQUITY AND RELATED SECURITY HOLDER MATTERS

     Our common stock has been quoted under the symbol DVTS since July 31, 2002. Our common stock was traded under the symbol VOIP from February 25, 2002 until July 30, 2002. Prior to that time, our common stock was traded under the symbol VOTM. The common stock is quoted on the OTC Bulletin Board. The following is a list of the high and low bid quotations by fiscal quarters for 2002 and 2001:

	2002

	Low	High

Quarter ended March 31, 2002	0.01	2.25
Quarter ended June 30, 2002	0.30	1.10
Quarter ended September 30, 2002	0.15	0.34
Quarter ended December 31, 2002	0.22	0.85

	2001

	Low	High

Quarter ended March 31, 2001	0.08	0.70
Quarter ended June 30, 2001	0.02	0.28
Quarter ended September 30, 2001	0.02	0.12
Quarter ended December 31, 2001	0.01	0.04

     We estimate that there were approximately 116 holders of record of our common stock as of December 31, 2002. Brokerage account holders have been counted as one holder of record.

     The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not represent actual transactions. The quotations were obtained from MarketWatch.com.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Lynn Whitsett Corporation, a corporation owned by one of our directors, Mr. Jerry Hunter, purchased approximately $153,742 in refractory materials from the Company. These purchases accounted for 80.3% of our 2002 revenues from continuing operations. Mr. Hunter and his son, B. Grant Hunter, who is our President and Chief Executive Officer, own Industrial Services Corp., a customer whose 2002 refractory materials purchases totaled approximately $23,933, and accounted for 12.5% of our 2002 revenues from continuing operations.

     Lynn Whitsett Corporation has provided noninterest-bearing advances to the Company with no stated repayment terms, and we also lease our principal place of business from Lynn Whitsett Corporation. We issued

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369,168 shares of common stock to Lynn Whitsett Corporation in 2002 in exchange for Lynn Whitsett’s funding of operating cash flow needs.

MANAGEMENT’S DISCUSSION AND ANALYSIS

     Caution regarding Forward-Looking Statements

     The following information specifies certain forward-looking statements that are not historical facts. These statements represent our expectations or beliefs, including but not limited to, statements concerning future acquisitions, future operating results, statements concerning industry performance, capital expenditures, financings, as well as assumptions related to the foregoing. Forward-looking statements may be identified by the use of forward-looking terminology such as “may”, “shall”, “will”, “could”, “expect”, “estimate”, “anticipate”, “predict”, “should”, “continue” or similar terms, variations of those terms or the negative of those terms. Forward-looking statements are based on current expectations and involve various risks and uncertainties that could cause actual results and outcomes for future periods to differ materially from any forward-looking statement or view expressed herein. Our financial performance and the forward-looking statements contained in this report are further qualified by other risks including those set forth from time to time in documents filed by us with the SEC.

     Introduction

     Prior to March 29, 2002, we delivered international long distance service via flexible, server-based networks consisting of re-sale arrangements with other long distance providers primarily through its wholly-owned subsidiary, Access Communications, Inc. On March 29, 2002, we sold Access Communications. The sale represents the disposal of a business segment. The results of this business segment have been classified as discontinued, and the prior year’s balances have been restated to reflect such classification. On July 1, 2002, we acquired 100% of the outstanding stock of Global Holdings, Inc. and shifted our business focus towards acquiring businesses related to the manufacturing and distribution of materials used in the refractory business. Because of the change in our business focus from the long distance industry to the refractory industry and the disposal of our long distance business, a comparison of 2002 results of operations to 2001 results of operations would not be beneficial and is not presented.

     Results of Operations

     Revenue. Our revenue from continuing refractory operations in 2002 was $191,460. Our revenue was derived from three customers. Two of these customers are related companies controlled by family members of a major stockholder and director of our company and represented $153,742 (80.3%) and $23,933 (12.5%), respectively, of our revenue.

     Operating Expenses. Our operating expenses from continuing operations for the year ended December 31, 2002 totaled $639,612. Of this amount, $405,029 represented payments of professional and consulting services primarily related to the acquisition of Global Holdings, and another pending acquisition. We incurred salary expense of $180,729, primarily in connection with our former telecom-related operations. We incurred $31,873 of marketing and advertising expenses to develop the logos and brands for Diversified Thermal Solutions and RIS Group, and to announce and market our new products resulting from our distribution agreements with Reno Refractories and Henan General Machinery.

     Discontinued Operations. The disposal of the Access Communications business segment resulted in a gain of $830,752.

     Liquidity and Capital Resources

     Currently, our losses from continuing operations have been funded by a major shareholder and a related company that is also a customer. These advances are non-interest bearing and have no stated repayment terms. We are currently seeking funding for our pending acquisition as well as for a working capital and acquisition line of credit. There is no assurance that additional funding will be available under favorable terms, if at all. Our inability

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to raise additional funding will harm our ability to implement our business plan which will, in turn, hurt our ability to generate revenue. Our independent auditors have expressed their concern that our continuing cash requirements, among other things, raise substantial doubt about our ability to continue as a going concern.

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FINANCIAL STATEMENTS

(Our financial statements are included immediately before Annex A)

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PROPOSAL I
ELECTION OF DIRECTORS

     Our Amended Restated Bylaws provide for a Board of Directors consisting of not less than five and not more than eleven directors. The Board of Directors has set at 5 the number of directors constituting the full Board for the ensuing year.

     Each of our directors is required to sign annually a Code of Ethics prohibiting, among other things, conflicts of interest, violations of securities and other laws affecting us and encouraging the highest standards of conduct and ethics while representing the interests of our shareholders.

     At this year’s annual meeting, five directors are to be elected for terms that expire at the annual meeting of shareholders in 2004. All of the nominees are presently members of the Board.

     The Board of Directors could, by a majority vote of the entire Board, increase the number of directors to up to eleven and fill the vacancies resulting from such increase for the remainder of the term of the class in which each new directorship is created. At this time, the Board has made no decision to increase the number of directors.

     The following table provides information about the five nominees for election to the Board of Directors.

	Age as of
	February 28,	Principal Occupation for Past Five Years	Year First Elected
Name	2003	and Directorships	Director

B. Grant Hunter	39	Vice President of Lynn Whitsett Corporation and CEO of Diversified Thermal Solutions, Inc.	2001
John F. Curry	44	Risk Manager with Knight & Wilson, Inc. since 2001; self-employed prior to 2001; Current Secretary-Treasurer of Diversified Thermal Solutions, Inc.	2002
Ed H. Gatlin	62	Partner and Chairman of Empire Express, Inc.	2001
Jerry W. Hunter	65	President of Lynn Whitsett Corporation	2002
W. Burley Shedd	46	General Manager of Lynn Whitsett Corporation’s Mobile, Alabama division	2001

     We have no reason to believe that any nominee for director will not agree or be available to serve as a director if elected.

     The presence of a quorum at the annual meeting, and the affirmative vote of a plurality of the votes cast at the meeting, either in person or by proxy, and entitled to vote on the matter are necessary to elect a nominee as director.

     The Board of Directors recommends that you vote “FOR” the election to the Board of the individuals nominated by the Board.

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PROPOSAL II
APPROVAL OF THE
2003 DIVERSIFIED THERMAL SOLUTIONS, INC.
EQUITY INCENTIVE PLAN

     The 2003 Diversified Thermal Solutions, Inc. Equity Incentive Plan (the “2003 Plan”) will be presented to the shareholders for approval at the Annual Meeting. The purpose of the 2003 Plan is to promote the interests of the Company and its shareholders by, among other things, (i) attracting and retaining key officers, employees and directors of, and consultants to, the Company, (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals, and (iii) linking their compensation to the long-term interests of the Company and its shareholders.

     The Board of Directors of the Company believes that adopting the 2003 Plan will, in addition to the purposes set forth above, provide the Company with the additional equity incentives it may need in connection with any future acquisitions the Company may make. We believe that granting options to certain of the principal executives and key employees of businesses that we acquire may enable us to retain and motivate such individuals, while aligning their interests with the Company’s shareholders. As such, the Board of Directors believes that approval of the 2003 Plan, and the related reservation of additional shares of Common stock under the 2003 Plan which may be used for issuance in connection with acquisitions, is in the best interests of the Company and its shareholders.

     The 2003 Plan will be effective as of June 19, 2003 if shareholder approval of the 2003 Plan is received at the Annual Meeting. If approved by the Company’s shareholders, the 2003 Plan would set aside for issuance 1,500,000 shares of Common stock. These 1,500,000 shares of Common stock represent 7.4% of the Company’s total number of shares of Common stock outstanding as of May 7, 2003.

     As described in more detail below, the 2003 Plan contains the following provisions:

•	The 2003 Plan prohibits the Committee from amending the terms of previously granted options to reduce the exercise price or canceling a previously granted option and substituting another option with a lower exercise price.

•	The 2003 Plan provides that restricted share and restricted share unit awards, subject to certain exceptions, will have a minimum vesting period of three years from the date of the award.

•	The 2003 Plan provides that any options granted under the 2003 Plan, other than Substitute Awards (as defined herein), may not be granted at less than the fair market value of the Common stock on the date of grant.

     The following is a brief summary of the principal features of the 2003 Plan, which is qualified in its entirety by reference to the 2003 Plan itself, a copy of which is attached hereto as Appendix A and incorporated herein by reference.

Administration	The Committee will administer the 2003 Plan, except with respect to awards to non-employee directors serving on the Committee, for which the 2003 Plan will be administered by the Board of Directors. Subject to the terms of the 2003 Plan, the Committee is authorized to select participants, determine the type and number of awards to be granted, determine and later amend (subject to certain limitations) the terms and conditions of any award, interpret and specify the rules and regulations relating to the 2003 Plan, and make all other determinations which may be necessary or desirable for the administration of the 2003 Plan.

Eligibility	Current and prospective officers and employees, and directors of, and consultants to, the Company or its subsidiaries or affiliates are eligible to be granted awards under the 2003 Plan.

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Shares of Common Stock Authorized for Issuance under the 2003 Plan	Under the 2003 Plan, awards may be made in common stock. Subject to adjustment as provided by the terms of the 2003 Plan, the maximum number of shares of common stock with respect to which awards may be granted under the 2003 Plan is 1,500,000.

Shares of common stock subject to an award under the 2003 Plan that are cancelled, expire unexercised, forfeited, settled in cash or otherwise terminated without a delivery of shares of common stock to the participant, including shares of common stock withheld or surrendered in payment of any exercise or purchase price of an award or taxes relating to an award, remain available for awards under the 2003 Plan. Shares of common stock issued under the 2003 Plan may be either newly issued shares or shares, which have been reacquired by the Company. Shares issued by the Company as substitute awards granted solely in assumption of outstanding awards previously granted by a company acquired by the Company or with which the Company combines (“Substitute Awards”) do not reduce the number of shares available for awards under the 2003 Plan.

With certain limitations, awards made under the 2003 Plan may be adjusted by the Committee in its discretion or to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the 2003 Plan in the event of any stock dividend, reorganization, recapitalization, stock split, combination, merger, consolidation, change in laws, regulations or accounting principles or other relevant unusual or nonrecurring event affecting the Company.

Stock Options and Stock Appreciation Rights	The Committee is authorized to grant stock options, including both incentive stock options, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. The Committee may specify the terms of such grants subject to the terms of the 2003 Plan. The Committee is also authorized to grant Stock Appreciation Rights, either with or without a related option. The exercise price per share subject to an option is determined by the Committee, but may not be less than the fair market value of a share of Common stock on the date of the grant, except in the case of Substitute Awards. The maximum term of each option or SAR, the times at which each option or STOCK APPRECIATION RIGHT will be exercisable, and the provisions requiring forfeiture of unexercised options at or following termination of employment generally are fixed by the Committee, except that no option or tandem STOCK APPRECIATION RIGHT relating to an option may have a term exceeding ten years. Incentive stock options or tandem Stock Appreciation Rights related thereto that are granted to holders of more than ten percent of the Company’s voting securities are subject to certain additional restrictions, including a five-year maximum term and a minimum exercise price of 110% of fair market value. The Committee may also, in its discretion, add an accelerated ownership feature to any option granted, which is the right to acquire an “AO Option.” The right to acquire an AO Option would be triggered upon exercise of the original option and payment of the option price for the original option, subject to certain limitations. The right to acquire an AO Option would allow the option holder to receive, upon such exercise, another option to purchase, at fair market value at the date of grant of the AO Option, a number of shares of Common Sock equal to the sum of: (i) the number of whole shares delivered by the option holder in payment of the option price of the original option and (ii) the number of whole shares, if any, withheld by the Company as payment for withholding taxes. An AO Option will expire on the same date that the original option would have expired had it not been exercised. All AO Options will be non-qualified stock options.

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Restricted Shares and Restricted Share Units	The Committee is authorized to grant restricted shares of common stock and restricted share units. Restricted shares are shares of common stock subject to transfer restrictions as well as forfeiture upon certain terminations of employment prior to the end of a restricted period or other conditions specified by the Committee in the award agreement. A participant granted restricted shares of common stock generally has most of the rights of a shareholder of the Company with respect to the restricted shares, including the right to receive dividends and the right to vote such shares. None of the restricted shares may be transferred, encumbered or disposed of during the restricted period or until after fulfillment of the restrictive conditions.

Each restricted share unit has a value equal to the fair market value of a share of common stock on the date of grant. The Committee determines, in its sole discretion, the restrictions applicable to the restricted share units. A participant will be credited with dividend equivalents on any vested restricted share units at the time of any payment of dividends to shareholders on shares of common stock. Except as determined otherwise by the Committee, restricted share units may not be transferred, encumbered or disposed of, and such units shall terminate, without further obligation on the part of the Company, unless the participant remains in continuous employment of the Company for the restricted period and any other restrictive conditions relating to the restricted share units are met.

The 2003 Plan provides that restricted share and restricted share unit awards shall contain provisions which prohibit any forfeiture and transfer restrictions from lapsing with respect to all of the shares covered under an award until the third anniversary of the grant of that award unless the award (i) contains performance-based restrictions, in which case the Committee may provide that the award shall not vest in its entirety prior to the first anniversary of the grant; or (ii) is granted for specific recruiting or retention purposes or in connection with an acquisition, in which case the award, at the Committee’s discretion, may contain less restrictive provisions or shorter vesting requirements than other awards of restricted shares or restricted share units granted under the 2003 Plan.

Performance Awards	A performance award consists of a right that is denominated in cash or shares of common stock, valued in accordance with the achievement of certain performance goals during certain performance periods as established by the Committee, and payable at such time and in such form as the Committee shall determine. Performance awards may be paid in a lump sum or in installments following the close of a performance period or on a deferred basis, as determined by the Committee. Termination of employment prior to the end of any performance period, other than for reasons of death or total disability, will result in the forfeiture of the performance award. Absent a determination by the Commitment to the contrary, a participant’s rights to any performance award may not be transferred, encumbered or disposed of in any manner, except by will or the laws of descent and distribution.

Performance awards are subject to certain specific terms and conditions under the 2003 Plan. Performance goals for Covered Officers (as defined in the 2003 Plan) will be limited to one or more of the following financial performance measures relating to the Company or any of its subsidiaries, operating units or divisions: (a) earnings before interest, taxes, depreciation and/or amortization; (b) operating income or profit; (c) operating efficiencies; (d) return on equity, assets, capital, capital employed, or investment; (e) after tax operating income; (f) net income; (g) earnings or book value per share; (h) cash flow(s); (i) total sales or revenues or sales or revenues per employee; (j) production; (k) stock price or total shareholder return; (l) dividends; or (m) strategic business objectives, consisting of one or

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more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures; or any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any subsidiary, operating unit or division of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or shares outstanding, or to assets or net assets.

To the extent necessary to comply with Section 162(m), with respect to grants of performance awards, no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m)), the Committee will, in writing, (1) select the performance goal or goals applicable to the performance period, (2) establish the various targets and bonus amounts which may be earned for such performance period, and (3) specify the relationship between performance goals and targets and the amounts to be earned by each Covered Officer for such performance period. Following the completion of each performance period, the Committee will certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such performance period. In determining the amount earned by a Covered Officer for a given performance period, subject to any applicable award agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period.

Other Stock-Based Awards	The Committee is authorized to grant any other type of awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of Common stock. The Committee will determine the terms and conditions of such awards, consistent with the terms of the 2003 Plan.

Non-Employee Director Awards	Our Board of Directors may provide that all or a portion of a non-employee director’s annual retainer and/or retainer fees or other awards or compensation as determined by the Board be payable in non-qualified stock options, restricted shares, restricted share units and/or other stock-based awards, including unrestricted shares, either automatically or at the option of the non-employee directors. Our Board of Directors will determine the terms and conditions of any such awards, including those that apply upon the termination of a non-employee director’s service as a member of the Board of Directors. Non-employee directors are also eligible to receive other awards pursuant to the terms of the 2003 Plan, including options and Stock Appreciation Rights, restricted shares and restricted share units, and other stock-based awards upon such terms as the Committee may determine; provided, however, that with respect to awards made to members of the Committee, the 2003 Plan will be administered by the Board of Directors.

Termination of Employment	The Committee will determine the terms and conditions that apply to any award upon the termination of employment with the Company, its subsidiaries and affiliates, and provide such terms in the applicable award agreement or in its rules or regulations.

Change in Control	All outstanding awards vest, become immediately exercisable or payable or have all restrictions lifted immediately upon a Change in Control (as defined in the 2003 Plan) or upon a determination of the Committee following a Potential Change in Control (as defined in the 2003 Plan).

12

Other Terms of Awards	The Company may take action, including the withholding of amounts from any award made under the 2003 Plan, to satisfy withholding and other tax obligations. The Committee may provide for additional cash payments to participants to defray any tax arising from the grant, vesting, exercise or payment of any award. Awards granted under the 2003 Plan generally may not be pledged or otherwise encumbered or transferred except (i) by will or by the laws of descent and distribution; (ii) to a member of the participant’s immediate family or a trust for the benefit of an immediate family member; (iii) to a partnership of which the only partners are members of the participant’s immediate family; or (iv) as permitted by the Committee in its discretion. Incentive stock options may not be pledged or otherwise encumbered or transferred except by will or by the laws of descent and distribution.

Effective Date	If approved by the shareholders, the 2003 Plan will become effective as of June 19, 2003.

Certain Federal Tax Consequences	The following is a brief description of the current federal income tax consequences generally arising with respect to awards under the 2003 Plan.

Tax consequences to the Company and to participants receiving awards will vary with the type of award. Generally, a participant will not recognize income, and the Company is not entitled to take a deduction, upon the grant of an incentive stock option, a nonqualified option, a reload option, a Stockholder Appreciation Right or a restricted share award. A participant will not have taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply). Upon exercising an option other than an incentive stock option, the participant must generally recognize ordinary income equal to the difference between the exercise price and fair market value of the freely transferable and non-forfeitable shares of common stock acquired on the date of exercise.

If a participant sells shares of common stock acquired upon exercise of an incentive stock option before the end of two years from the date of grant and one year from the date of exercise, the participant must generally recognize ordinary income equal to the difference between (i) the fair market value of the shares of Common stock at the date of exercise of the incentive stock option (or, if less, the amount realized upon the disposition of the incentive stock option shares of Common stock), and (ii) the exercise price. Otherwise, a participant’s disposition of shares of Common stock acquired upon the exercise of an option (including an incentive stock option for which the incentive stock option holding period is met) generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such shares of Common stock (the tax basis generally being the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option).

The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option. The Company generally is not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, the Company will not be entitled to any tax deduction with respect to an incentive stock option if the participant holds the shares of common stock for the incentive stock option holding periods prior to disposition of the shares.

Similarly, the exercise of a Stock Appreciation Right will result in ordinary income on the value of the stock appreciation right to the individual at the time of exercise. The Company will be allowed a deduction for the amount of ordinary

13

income recognized by a participant with respect to a Stock Appreciation Right. Upon a grant of restricted stock, the participant will recognize ordinary income on the fair market value of the Common stock at the time shares of restricted stock become vested unless a participant makes an election under Section 83(b) of the Code to be taxed at the time of grant. The participant also is subject to capital gains treatment on the subsequent sale of any Common stock acquired through the exercise of a Stock Appreciation Right or restricted share award. For this purpose, the participant’s basis in the common stock is its fair market value at the time the Stock Appreciation Right is exercised or the restricted share becomes vested (or is granted, if an election under Section 83(b) is made). Reload options are taxed in the same manner as incentive options and nonqualified options, depending on the type of option that is issued under the reload grant. Payments made under performance awards are taxable as ordinary income at the time an individual attains the performance goals and the payments are made available to the participant.

Section 162(m) of the Code generally disallows a public company’s tax deduction for compensation paid in excess of $1 million in any tax year to its five most highly compensated executives. However, compensation that qualifies as “performance-based compensation” is excluded from this $1 million deduction limit and therefore remains fully deductible by the company that pays it. The Company intends that (i) performance awards and (ii) options granted (a) with an exercise price at least equal to 100% of fair market value of the underlying shares of Common stock at the date of grant and (b) to employees the Committee expects to be named executive officers at the time a deduction arises in connection with such awards, qualify as “performance-based compensation” so that these awards will not be subject to the Section 162(m) deduction limitations.

The foregoing discussion is general in nature and is not intended to be a complete description of the federal income tax consequences of the 2003 Plan. This discussion does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws. Participants in the 2003 Plan are urged to consult a tax advisor as to the tax consequences of participation.

The 2003 Plan is not intended to be a “qualified plan” under Section 401(a) of the Code.

     The presence of a quorum at the annual meeting and the affirmative vote of a majority of the votes present at the meeting, either in person or by proxy, and entitled to vote on the matter are necessary to approve and adopt the 2003 Plan.

The Board of Directors recommends that you vote “FOR” the approval of the 2003 Plan.

14

PROPOSAL III
RATIFICATION OF INDEPENDENT AUDITORS

     Our financial statements for fiscal years 2000 and 2001 were audited by the firm of Armando C. Ibarra, Certified Public Accountants. On or about September 15, 2002, the management of Diversified Thermal Solutions, Inc. notified the firm of Armando C. Ibarra, Certified Public Accountants that their appointment as independent auditors would be terminated. On October 28, 2002, Coulter & Justus, P.C., 900 South Gay Street, Suite 700, Knoxville, TN 37902-1819 was engaged as our independent auditor effective upon the termination of Armando C. Ibarra, Certified Public Accountants. The decision to change auditors was approved by our Board of Directors on November 8, 2002. Coulter & Justus, P.C. has audited our financial statements for fiscal year 2002, and we have selected Coulter & Justus, P.C. to audit our financial statements for the 2003 fiscal year. We are now presenting this appointment to the shareholders for ratification at the annual meeting.

     During the Company’s two most recent fiscal years and during any subsequent interim period preceding the date of its termination, the Company had no disagreements with the firm of Armando C. Ibarra, Certified Public Accountants on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. No accountant’s report on the financial statements for the past two years contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles. Prior to the engagement of Coulter & Justus, P.C., the Company had not consulted Coulter & Justus P.C. on any prior matters, including any matters relative to the application of accounting principles or any subject of disagreement with the firm of Armando C. Ibarra, Certified Public Accountants.

Audit Fees

     The aggregate fees for audit services rendered by Armando C. Ibarra, Certified Public Accountants in connection with the review of the Company’s first and second-quarter financial statements for fiscal year 2002 totaled $4,400. Aggregate fees for audit services rendered by Coulter & Justus, P.C in connection with the annual audit of the Company’s consolidated financial statements and the review of the Company’s third-quarter financial statements totaled $32,385.

Financial Information Systems Design and Implementation Fees

     No fees were billed by Coulter & Justus, P.C. for professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X in 2002.

All Other Fees

     Coulter & Justus, P.C. did not perform any other services for the Company during fiscal year 2002.

     The presence of a quorum at the annual meeting and the affirmative vote of a majority of the votes present at the meeting, either in person or by proxy, and entitled to vote on the matter are necessary to ratify the selection of Coulter & Justus, P.C. as our independent auditors for fiscal years 2002 and 2003.

     The Board of Directors recommends that you vote “FOR” the ratification of Coulter & Justus, P.C. as our independent auditors for fiscal years 2002 and 2003.

15

ANNUAL REPORT ON FORM 10-KSB

     A copy of our annual report on Form 10-KSB for the year ended December 31, 2002, as filed with the SEC, including the financial statements and financial statement schedules but excluding exhibits thereto, will be made available free of charge on the SEC’s website, www.sec.gov. We will provide copies of the exhibits, should they be requested by eligible shareholders, and we may impose a reasonable fee for providing such exhibits. Requests for copies of the exhibits to our annual report on Form 10-KSB should be mailed to:

    DIVERSIFIED THERMAL SOLUTIONS, INC.
    4126 Delp Street, Suite 200
    Memphis, TN 38118
    Attention: Julie R. Dean, Chief Financial Officer

May 8, 2003	JOHN F. CURRY
Secretary-Treasurer

16

17

Report of Armando C. Ibarra, C.P.A., Independent Auditor

The Board of Directors
VoIP Telecom, Inc.
(Formerly Presidents Telecom, Inc.)

We have audited the accompanying balance sheets of VoIP Telecom, Inc. (Formerly Presidents Telecom, Inc.) as of December 31, 2001 and 2000 and the related statements of operations, changes in stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of VoIP Telecom, Inc. from May 4, 1987 to December 6, 2000 were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to the cumulative data through December 31, 2000, is based solely on the reports of the other auditors.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of VoIP Telecom, Inc. as of December 31, 2001, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles, and the cumulative totals from May 4, 1987 through December 31, 2000. Our opinion, insofar as it relates to the cumulative data through December 31, 2000, is based solely on the report of the other auditors.

/s/ Armando C. Ibarra, C.P.A.

Chula Vista, California March 4, 2002

Report of Coulter & Justus, P.C., Independent Auditor

The Board of Directors
Diversified Thermal Solutions, Inc.

We have audited the accompanying consolidated balance sheet of Diversified Thermal Solutions, Inc. (formerly known as VoIP Telecom, Inc.) and subsidiaries as of December 31, 2002, and the related consolidated statements of operations, stockholders’ deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Diversified Thermal Solutions, Inc. for the year ended December 31, 2001, were audited by other auditors whose report dated March 4, 2002, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Diversified Thermal Solutions, Inc. and subsidiaries at December 31, 2002, and the consolidated results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 9, the Company’s continuing cash requirements, among other things, raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 9. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Coulter & Justus, P.C.

Knoxville, Tennessee February 13, 2003

Diversified Thermal Solutions, Inc.

Consolidated Balance Sheets

	December 31

	2002	2001

		(Restated)
Assets
Current assets:
Cash	$14,188	$8,790
Receivables:
Trade	12,260	269,591
Related company	59,009	28,781
Note	–	200,823

Total receivables	71,269	499,195
Unbilled revenue to related company	11,827	–
Refundable income taxes	8,068	8,068

Total current assets	105,352	516,053
Equipment, furniture and fixtures	–	569,448
Less accumulated depreciation	–	(246,131)

Net equipment, furniture and fixtures	–	323,317
Deferred bond and acquisition costs	192,395	–
Deposits	–	55,354

Total assets	$297,747	$894,724

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable and accrued expenses	$294,034	$1,104,319
Advances from related parties:
Shareholder	120,184	702,010
Related company	124,063	–

Total advances from related parties	244,247	702,010

Total current liabilities	538,281	1,806,329
Stockholders’ deficit:
Common stock, par value $0.0001, authorized 100,000,000 shares, issued and outstanding 20,242,571 shares in 2002 and 17,036,149 shares in 2001	2,024	1,704
Additional paid-in capital	10,870,767	10,226,536
Accumulated deficit	(11,113,325)	(11,139,845)

Net stockholders’ deficit	(240,534)	(911,605)

Total liabilities and stockholders’ deficit	$297,747	$894,724

See accompanying Notes to Consolidated Financial Statements.

Diversified Thermal Solutions, Inc.

Consolidated Statements of Operations

	Year ended December 31

	2002	2001

		(Restated)
Revenues:
Related companies	$177,699	$–
Other	13,761	–

Total revenues	191,460	–
Costs of goods sold	174,628	–

Gross profit	16,832	–
Operating expenses:
Professional and consulting services	405,029	1,382,975
Salaries	180,729	–
Management fees	–	55,000
Marketing and advertising	31,873	–
Office and administration	21,981	44,975

Total operating expenses	639,612	1,482,950

Operating loss	(622,780)	(1,482,950)
Other expenses:
Interest	–	(63,066)
Loss on disposal of equipment	(8,857)	–
Other	–	(12,867)

Total other expenses	(8,857)	(75,933)

Loss from continuing operations	(631,637)	(1,558,883)
Discontinued operations:
Loss from operations of discontinued business segment	(172,595)	(334,920)
Gain on disposal of business segment	830,752	–

Income (loss) from discontinued operations	658,157	(334,920)

Net income (loss)	$26,520	$(1,893,803)

Basic earnings (loss) per share:
Continuing operations	$(0.03)	$(0.09)
Discontinued operations	0.03	(0.02)

Net basic earnings (loss) per share	$–	$(0.11)

See accompanying Notes to Consolidated Financial Statements.

Diversified Thermal Solutions, Inc.

Consolidated Statements of Stockholders’ Deficit

	Number of
	Shares		Additional		Total
	Issued and	Common	Paid-in	Accumulated	Stockholders'
	Outstanding	Stock	Capital	Deficit	Deficit

Balance at January 1, 2001 (restated)	16,483,710	$1,648	$9,144,214	$(9,246,042)	$(100,180)
Shares issued for services	552,439	56	1,082,322	–	1,082,378
Net loss for 2001 (restated)	–	–	–	(1,893,803)	(1,893,803)

Balance at December 31, 2001 (restated)	17,036,149	1,704	10,226,536	(11,139,845)	(911,605)
Shares issued for services and accrued liabilities	3,206,422	320	644,231	–	644,551
Net income for 2002	–	–	–	26,520	26,520

Balance at December 31, 2002	20,242,571	$2,024	$10,870,767	$(11,113,325)	$(240,534)

See accompanying Notes to Consolidated Financial Statements.

Diversified Thermal Solutions, Inc.

Consolidated Statements of Cash Flows

	Year ended December 31

	2002	2001

		(Restated)
Operating activities
Net income (loss)	$26,520	$(1,893,803)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Gain on sale of subsidiary	(830,752)	–
Depreciation	34,720	134,079
Loss on disposal of equipment	8,857	–
Stock issued for services	494,021	1,082,378
Changes in operating assets and liabilities, net of subsidiary sale:
Receivables	715	(123,739)
Unbilled revenue to related company	(11,827)	–
Prepaid expenses	–	2,906
Checks outstanding in excess of cash	346,868	–
Accounts payable and accrued expenses	80,561	(132,476)
Deposits	–	(55,354)

Net cash provided by (used in) operating activities	149,683	(986,009)
Investing activities
Purchases of equipment, furniture and fixtures	(15,542)	(6,000)
Proceeds from sale of equipment, furniture and fixtures	–	755,583

Net cash (used in) provided by investing activities	(15,542)	749,583
Financing activities
Net (repayments to) advances from related parties	(128,743)	135
Increase in note receivable	–	(74,531)
Increase in loan payable	–	269,173

Net cash (used in) provided by financing activities	(128,743)	194,777

Net increase (decrease) in cash	5,398	(41,649)
Cash at beginning of year	8,790	50,439

Cash at end of year	$14,188	$8,790

Supplemental disclosure of cash flow information

Cash paid for interest	$–	$63,066

Diversified Thermal Solutions, Inc.

Consolidated Statements of Cash Flows (continued)

Supplemental schedule of noncash activities

During March 2002, the Company sold its wholly-owned subsidiary, Access Communications, Inc. as further discussed in Note 2. This sale is summarized as follows:

Net assets sold and liabilities assumed:
Receivables	$427,211
Equipment, furniture and fixtures	295,282
Deposits	55,354
Checks outstanding in excess of bank balance	(346,868)
Accounts payable and accrued expenses	(932,711)
Advances from related parties	(329,020)

Net assets sold and liabilities assumed	$(830,752)

Additionally during 2001, the Company retired $300,000 in common stock as a result of the rescission of a previous acquisition.

See accompanying Notes to Consolidated Financial Statements.

Diversified Thermal Solutions, Inc.

Notes to Consolidated Financial Statements

1. Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements of Diversified Thermal Solutions, Inc. (the “Company”), formerly known as VoIP Telecom, Inc., include the accounts of Diversified Thermal Solutions, Inc. and its wholly-owned subsidiaries, DT Solutions, Inc. (formerly Global Holdings, Inc.) and Refractory & Industrial Supply Group, Inc. Also, they include the accounts of Access Communications, Inc., the Company’s sold subsidiary discussed in Note 2, through March 29, 2002. All intercompany balances and transactions have been eliminated.

Additionally, the consolidated financial statements have been retroactively restated as of December 31, 2001, and for the year ended December 31, 2001, to reflect the Company’s acquisition of Global Holdings, Inc. discussed in Note 3 and the discontinued operations discussed in Note 2.

Revenue Recognition

The Company recognizes revenues at the time of shipment. Shipping and handling costs are classified as a component of costs of goods sold.

Major Customers and Credit Concentrations

The Company’s revenues from continuing operations for 2002 were derived from three customers. Two of these customers are related companies controlled by family members of a major stockholder and Company board member and represented 80.3% and 12.5%, respectively, of these revenues. Two customers accounted for all of the Company’s accounts receivable at December 31, 2002, with one of the related companies comprising 82.8% of the balance. The Company performs ongoing credit evaluations of its customers’ financial condition, but does not require collateral on accounts receivable. The Company charges accounts to bad debt expense as they are determined to be uncollectible based, in part, on a review of aging and collections. Other than the write-off of the note receivable associated with the Company’s sale of its subsidiary discussed in Note 2, credit losses have historically not been significant.

Property and Equipment

Property and equipment was carried at cost. Repairs and maintenance are charged to expense as incurred. Depreciation was computed using the straight-line method over the estimated useful lives of the assets.

Advertising Costs

Advertising costs are expensed as incurred.

Diversified Thermal Solutions, Inc.

Notes to Consolidated Financial Statements (continued)

1. Significant Accounting Policies (continued)

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Fair Value of Financial Instruments

The fair value of the Company’s financial instruments approximates their carrying value based upon the type and nature of the financial instruments.

Reclassification

Certain amounts in the prior year have been reclassified to conform with 2002 classifications.

2. Discontinued Operations

Prior to March 29, 2002, the Company delivered international long distance service via flexible, server-based networks consisting of re-sale arrangements with other long distance providers, primarily through its wholly-owned subsidiary, Access Communications, Inc. On March 29, 2002, the Company sold 100% of the common stock of Access Communications, Inc. to an independent third party in exchange for a note receivable of $399,057. At the time of the sale, the subsidiary had net liabilities of $830,752 and, accordingly, the Company reported a gain on sale of subsidiary of $1,229,809. Subsequent to this sale, the Company determined the note receivable was not collectible and decreased the receivable and the previously reported gain by $399,057. The sale of Access Communications, Inc. represents the disposal of a business segment under Financial Accounting Standards Board (“FASB”) Statement No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”. Accordingly, results of this operation have been classified as discontinued and the prior year balances have been restated.

Operating results of this discontinued business segment are as follows:

	Year ended December 31

	2002	2001

Revenues	$18,700	$890,698

Loss from discontinued operations	$(172,595)	$(334,920)
Gain on disposal of business segment	830,752	–

Income (loss) from discontinued operations	$658,157	$(334,920)

Diversified Thermal Solutions, Inc.

Notes to Consolidated Financial Statements (continued)

2. Discontinued Operations (continued)

Assets and liabilities of the discontinued operations were as follows as of December 31, 2001:

Current assets	$353,698
Net equipment, furniture and fixtures	294,805
Deposits	55,354
Current liabilities (including $595,030 of intercompany accounts)	(1,409,041)

Net liabilities	$(705,184)

3. Ongoing Company Operations

Subsequent to the sale of Access Communications, Inc. discussed in Note 2, the Company operated essentially as a shell company for the purpose of acquiring businesses related to the manufacturing and distribution of materials used in the refractory industry.

On July 1, 2002, the Company acquired all of the outstanding stock of Global Holdings, Inc., a related entity by common ownership and control, via the issuance of 15 million shares of common stock. In accordance with FASB Statement No. 141, “Business Combinations”, as a result of the companies being under common control, the net liabilities of Global Holdings, Inc. were recorded at their carrying amount of $166,665 as of the date of the acquisition. Subsequent to the acquisition, Global Holdings, Inc. changed its name to DT Solutions, Inc. This subsidiary currently has no operations; however, the Company intends for it to operate as a manufacturer of specialized brick in the refractory industry once the asset purchase discussed in Note 7 is completed.

During July 2002, Refractory & Industrial Supply Group, Inc. was formed to operate as a distributor of refractory supplies. All of the current operations of the Company are presently conducted through this subsidiary.

4. Income Taxes

For tax purposes, the Company has net operating loss (“NOL”) carryovers which are available to offset future taxable income. These NOL carryovers expire as follows:

Year	Year of	NOL
Generated	Expiration	Amount

2000	2020	$8,185,122
2001	2021	1,558,903
2002	2022	127,684

		$9,871,709

The amount of future taxable income which may be offset by these NOL carryovers is limited due the change of ownership which occurred in July 2002 and is estimated to be approximately $80,000 annually.

Diversified Thermal Solutions, Inc.

Notes to Consolidated Financial Statements (continued)

4. Income Taxes (continued)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets and liabilities are as follows as of December 31:

	2002	2001

Deferred tax asset—NOL carryovers	$3,779,877	$4,239,221
Less valuation allowance for deferred tax assets	(3,779,877)	(4,239,221)

Net deferred tax asset	$–	$–

The valuation allowance was decreased by $459,344 in 2002 and increased by $725,000 in 2001 due to changes in deferred tax assets for which realization was not assured.

Taxable income in 2002 was fully offset by NOL’s. No income tax expense was recognized in 2002, because no deferred benefits had been recorded related to the NOL’s generated in prior years. At the 34% statutory rate, the income tax expense would have been approximately $9,000.

5. Company Equity Transactions

During February 2002, the Company’s Board of Directors declared a twenty-for-one reverse stock split of the Company’s common stock. All references to the number of shares and per share amounts in the accompanying consolidated financial statements have been adjusted to reflect the split on a retroactive basis.

During 2002, the Company issued 2,720,842 shares of common stock valued at $494,021 for services. Additionally, the Company issued 485,580 shares valued at $150,530 for accrued liabilities. Of these shares, 2,785,771 valued at $434,553 were issued to related parties including Company board members and their family. The values were determined based on reported market price of the stock.

During 2001, the Company issued 552,439 shares of common stock valued at $1,082,378 to certain shareholders, employees and debtors for services and payments of debt. The values were determined based on reported market price of the stock.

During 2000, the Company recognized a $2.2 million write-off of goodwill on a business acquisition that was rescinded in 2001. Accordingly, the Company’s accumulated deficit previously reflected the write-off. The Company has reclassified this $2.2 million write-off from accumulated deficit to additional paid-in capital to properly reflect the rescission of this business acquisition.

Diversified Thermal Solutions, Inc.

Notes to Consolidated Financial Statements (continued)

6. Other Related Party Transactions

The Company has received advances from a related company that is also a customer and from a stockholder in order to meet its current obligations. These advances are noninterest bearing and have no stated repayment terms.

7. Commitments

The Company has entered into a letter of intent to acquire substantially all of the assets, with the exception of cash and receivables, of a company that manufactures specialized brick used in the refractory industry for approximately $9 million. The funding of the acquisition is to be provided through industrial revenue bonds and seller financing. The Company has received approval from the bond issuing authority and expects to fund the acquisition during 2003. Additionally, the Company has a preliminary agreement with a financial institution to obtain a $300,000 line of credit once the acquisition is complete. The Company has capitalized $192,395 in acquisition and bond costs which will be allocated between direct costs of the acquisition and debt issue costs upon completion of the acquisition. As of December 31, 2002, these costs have not yet been paid and are included in accounts payable and accrued expenses.

8. Earnings (Loss) Per Share Data

Basic earnings (loss) per share assumes no dilution and is computed by dividing income (loss) available to common shareholders by the weighted average number of common stock outstanding during each period. Diluted earnings per share reflect, in periods in which they have a dilutive effect, the effect of common shares issuable upon the exercise of stock options or warrants, using the treasury stock method of computing such effects and contingent shares. As the Company has no outstanding stock options or warrants, there are no diluted earnings (loss) per share.

The following table sets forth the computation of basic earnings (loss) per share for the years ended December 31:

	2002	2001

Average shares outstanding	19,529,956	16,799,043

Loss from continuing operations per share	$(0.03)	$(0.09)
Income (loss) from discontinued operations per share	0.03	(0.02)

Net income (loss) per share	$–	$(0.11)

As a result of the restatement related to the reverse stock split (Note 5) and the acquisition of Global Holdings, Inc. (Note 3), the Company’s net loss per share has been restated for 2001 from $0.05 per share to $0.11 per share.

Diversified Thermal Solutions, Inc.

Notes to Consolidated Financial Statements (continued)

9. Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company’s continuing cash requirements, among other things, may indicate the Company will be unable to continue as a going concern for a reasonable period of time. Management recognizes the Company must maintain profitable operations and generate additional funds in order to continue as a going concern. The Company anticipates the recent changes made in its operations, along with the future operations and related financing of the asset acquisition discussed in Note 7, will provide the Company future positive cash flows necessary to continue as a going concern.

APPENDIX A

2003 DIVERSIFIED THERMAL SOLUTIONS, INC. EQUITY INCENTIVE PLAN

Attached

Appendix A

DIVERSIFIED THERMAL SOLUTIONS, INC.

2003 EQUITY INCENTIVE PLAN

DIVERSIFIED THERMAL SOLUTIONS, INC.

2003 EQUITY INCENTIVE PLAN

DIVERSIFIED THERMAL SOLUTIONS, INC.

2003 EQUITY INCENTIVE PLAN

SECTION 1. PURPOSE

      This plan shall be known as the “Diversified Thermal Solutions, Inc. 2003 Equity Incentive Plan” (the “Plan”). The purpose of the Plan is to promote the interests of DIVERSIFIED THERMAL SOLUTIONS, INC., a Nevada corporation (the “Company”), and its shareholders by (i) attracting and retaining key officers, employees, and directors of, and consultants to, the Company and its Subsidiaries and Affiliates; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals, (iii) enabling such individuals to participate in the long-term growth and financial success of the Company, (iv) encouraging ownership of stock in the Company by such individuals, and (v) linking their compensation to the long-term interests of the Company and its shareholders. With respect to any awards granted under the Plan that are intended to comply with the requirements of “performance-based compensation” under Section 162(m) of the Code, the Plan shall be interpreted in a manner consistent with such requirements.

SECTION 2. DEFINITIONS

      As used in the Plan, the following terms shall have the meanings set forth below:

      (a) “AFFILIATE” shall mean (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company has a significant equity interest, (iii) an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act, and (iv) any entity in which the Company has at least twenty percent (20%) of the combined voting power of the entity’s outstanding voting securities, in each case as designated by the Board as being a participating employer in the Plan.

      (b) “AO OPTION” shall mean an Option to purchase, at Fair Market Value at the date of grant of the AO Option, a number of Shares equal to the sum of the number of whole Shares delivered by the Option holder in payment of the Option Price of the original Option and the number of whole Shares, if any, withheld by the Company as payment for withholding taxes.

      (c) “AWARD” shall mean any Option, Stock Appreciation Right, Restricted Share Award, Restricted Share Unit, Performance Award, Other Stock-Based Award or other award granted under the Plan, whether singly, in combination, or in tandem, to a Participant by the Committee (or the Board) pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee (or the Board) may establish.

      (d) “AWARD AGREEMENT” shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

      (e) “BOARD” shall mean the board of directors of the Company.

      (f) “CAUSE” shall mean, unless otherwise defined in the applicable Award Agreement, (i) a felony conviction of a Participant or the failure of a Participant to contest prosecution for a felony, (ii) a Participant’s willful misconduct or dishonesty, which is directly and materially harmful to the business or reputation of the Company or any Subsidiary or Affiliate, (iii) the engaging by the participant in conduct which is demonstrably injurious to the Company, monetarily or otherwise, (iv) a material failure on the part of a Participant to meet performance standards or objectives established by the Participant’s supervisor(s), (v) a material breach or violation of the Company’s employee policies, or (vi) any act, omission or failure to act by the participant which the Committee determines, in its sole discretion, constitutes Cause. For purposes of this paragraph, no act, or failure to act, on the Participant’s part shall be considered “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company. Any determination of Cause for purposes of the Plan or any Award shall be made by the Committee in its sole discretion. Any such determination shall be final and binding on a Participant.

      (g) “CHANGE IN CONTROL” shall mean, unless otherwise defined in the applicable Award Agreement, any of the following events:

      (i) any person or entity, including a “group” as defined in Section 13(d)(3) of the Exchange Act, other than the Company or a wholly-owned subsidiary thereof or any employee benefit plan of the Company or any of its Subsidiaries, becomes the beneficial owner of the Company’s securities having 35% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business); or

      (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sales of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor company or entity entitled to vote generally in the election of the directors of the Company or such other corporation or entity after such transaction are held in the aggregate by the holders of the Company’s securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction; or

      (iii) during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s shareholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.

      (h) “CHANGE IN CONTROL PRICE” shall mean, unless otherwise defined in the applicable Award Agreement, the highest price per share paid in any transaction reported on the NASDAQ National Market System or such other exchange or market as is the principal trading market for the Shares, or paid or offered in any bona fide transaction related to a Potential Change in Control or Change in Control of the Company at any time during the 60 day period immediately preceding the occurrence of the Change in Control (or, where applicable, the occurrence of the Potential Change in Control event), in each case as determined by the Committee except that, in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, such price shall be based only on transactions reported for the date on which the optionee exercises such Stock Appreciation Rights or, where applicable, the date on which a cash out occurs under Section 13.

      (i) “CODE” shall mean the Internal Revenue Code of 1986, as amended from time to time.

      (j) “COMMITTEE” shall mean a committee of the Board composed of not less than two Non-Employee Directors, each of whom shall be a “Non-Employee Director” for purposes of Exchange Act Section 16 and Rule 16b-3 thereunder and an “outside director” for purposes of Section 162(m) and the regulations promulgated under the Code.

      (k) “CONSULTANT” shall mean any consultant to the Company or its Subsidiaries or Affiliates.

      (l) “COVERED OFFICER” shall mean at any date (i) any individual who, with respect to the previous taxable year of the Company, was a “covered employee” of the Company within the meaning of Section 162(m); provided, however, that the term “Covered Officer” shall not include any such individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected not to be such a “covered employee” with respect to the current taxable year of the Company and (ii) any individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected to be such a “covered employee” with respect to the current taxable year of the Company or with respect to the taxable year of the Company in which any applicable Award will be paid.

      (m) “DIRECTOR” shall mean a member of the Board.

      (n) “DISABILITY” shall mean, unless otherwise defined in the applicable Award Agreement, a disability that would qualify as a total and permanent disability under the Company’s then current long-term disability plan.

      (o) “EMPLOYEE” shall mean a current or prospective officer or employee of the Company or of any Subsidiary or Affiliate.

      (p) “EXCHANGE ACT” shall mean the Securities Exchange Act of 1934, as amended from time to time.

      (q) “FAIR MARKET VALUE” with respect to the Shares, shall mean, for purposes of a grant of an Award as of any date, (i) the closing sales price of the Shares on the Nasdaq Stock Market’s National Market System, or any other such exchange on which the Shares are traded, on such date, or in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported or (ii) in the event there is no public market for the Shares on such date, the fair market value as determined, in good faith, by the Committee in its sole discretion, and for purposes of a sale of a Share as of any date, the actual sales price on that date.

      (r) “INCENTIVE STOCK OPTION” shall mean an option to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

      (s) “NON-QUALIFIED STOCK OPTION” shall mean an option to purchase Shares from the Company that is granted under Sections 6 or 10 of the Plan and is not intended to be an Incentive Stock Option.

      (t) “NON-EMPLOYEE DIRECTOR” shall mean a member of the Board who is not an officer or employee of the Company or any Subsidiary or Affiliate.

      (u) “OPTION” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

      (v) “OPTION PRICE” shall mean the purchase price payable to purchase one Share upon the exercise of an Option.

      (w) “OTHER STOCK-BASED AWARD” shall mean any Award granted under Sections 9 or 10 of the Plan.

      (x) “OUTSIDE DIRECTOR” means, with respect to the grant of an Award, a member of the Board then serving on the Committee.

      (y) “PARTICIPANT” shall mean any Employee, Director, Consultant or other person who receives an Award under the Plan.

      (z) “PERFORMANCE AWARD” shall mean any Award granted under Section 8 of the Plan.

      (aa) “PERSON” shall mean any individual, corporation, partnership, limited liability company, associate, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

      (bb) “POTENTIAL CHANGE IN CONTROL” shall mean, unless otherwise defined in the applicable Award Agreement, any of the following events:

      (i) The approval by shareholders of an agreement by the Company, the consummation of which would result in a Change in Control of the Company; or

      (ii) The acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Company or a Subsidiary or any Company employee benefit plan (including any trustee of such plan acting as such trustee)) of securities of the Company representing 5% or more of the combined voting power of the Company’s outstanding securities and the adoption by the Committee of a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of this Plan.

      (cc) “RESTRICTED SHARE” shall mean any Share granted under Sections 7 or 10 of the Plan.

      (dd) “RESTRICTED SHARE UNIT” shall mean any unit granted under Sections 7 or 10 of the Plan.

      (ee) “RETIREMENT” shall mean, unless otherwise defined in the applicable Award Agreement, retirement of a Participant from the employ or service of the Company or any of its Subsidiaries or Affiliates in accordance with the terms of the applicable Company retirement plan or, if a Participant is not covered by any such plan, retirement on or after such Participant’s 65th birthday.

      (ff) “SEC” shall mean the Securities and Exchange Commission or any successor thereto.

      (gg) “SECTION 16” shall mean Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.

      (hh) “SECTION 162(M)” shall mean Section 162(m) of the Code and the regulations promulgated thereunder and any successor or provision thereto as in effect from time to time.

      (ii) “SHARES” shall mean shares of the common stock, $0.01 par value, of the Company.

      (jj) “STOCK APPRECIATION RIGHT OR SAR” shall mean a stock appreciation right granted under Sections 6 or 10 of the Plan that entitles the holder to receive, with respect to each Share encompassed by the exercise of such SAR, the amount determined by the Committee and specified in an Award Agreement. In the absence of such a determination, the holder shall be entitled to receive, with respect to each Share encompassed by the exercise of such SAR, the excess of the Fair Market Value on the date of exercise over the Fair Market Value on the date of grant.

      (kk) “SUBSIDIARY” shall mean any Person (other than the Company) of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company.

      (ll) “SUBSTITUTE AWARDS” shall mean Awards granted solely in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

      (mm) “TANDEM SAR” shall mean an SAR that is granted under Sections 6 or 10 of the Plan in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

SECTION 3. ADMINISTRATION

      3.1 Authority of Committee. The Plan shall be administered by the Committee, which shall be appointed by and serve at the pleasure of the Board; provided, however, with respect to Awards to Outside Directors, all references in the Plan to the Committee shall be deemed to be references to the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority in its discretion to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with Awards; (iv) determine the timing, terms, and conditions of any Award; (v) accelerate the time at which all or any part of an Award may be settled or exercised; (vi) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vii) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) except to the extent prohibited by Section 6.2, amend or modify the terms of any Award at or after grant with the consent of the holder of the Award; (x) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan, subject to the exclusive authority of the Board under Section 14 hereunder to amend or terminate the Plan. Notwithstanding the provisions of Section 6.2 hereof and except as permitted by the provisions of Section 4.2 and Section 14 hereof, the Committee shall not have the power to (i) amend the terms of previously granted Options to reduce the Option Price of such Options, or (ii) cancel such Options and grant substitute Options with a lower Option Price than the cancelled Options.

      3.2 Committee Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary or Affiliate, any Participant and any holder or beneficiary of any Award.

      3.3 Action by the Committee. The Committee shall select one of its members as its Chairperson and shall hold its meetings at such times and places and in such manner as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held. The exercise of an Option or receipt of an Award shall be effective only if an Award Agreement shall have been duly executed and delivered on behalf of the Company following the grant of the Option or other Award. The Committee may appoint a Secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable.

      3.4 Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or of any Subsidiary or Affiliate, or to a Committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend, or terminate Awards held by Participants who are not officers or directors of the Company for purposes of Section 16 or who are otherwise not subject to such Section.

      3.5 No Liability. No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

SECTION 4. SHARES AVAILABLE FOR AWARDS

      4.1 Shares Available. Subject to the provisions of Section 4.2 hereof, the stock to be subject to Awards under the Plan shall be the Shares of the Company and the maximum number of Shares with respect to which Awards may be granted under the Plan shall be 1,500,000.

      If, after the effective date of the Plan, any Shares covered by an Award granted under this Plan, or to which such an Award relates, are forfeited, or if such an Award is settled for cash or otherwise terminates, expires unexercised, or is canceled without the delivery of Shares, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such settlement, forfeiture, termination, expiration, or cancellation, shall again become Shares with respect to which Awards may be granted. In the event that any Option or other Award granted hereunder is exercised through the delivery of Shares or in the event that withholding tax liabilities arising from such Award are satisfied by the withholding of Shares by the Company, the number of Shares available for Awards under the Plan shall be increased by the number of Shares so surrendered or withheld.

      4.2 Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee, in its sole discretion, to be appropriate, then the Committee shall, in such manner as it may deem equitable (and, with respect to Incentive Stock Options, in such manner as is consistent with Section 422 of the Code and the regulations thereunder): (i) adjust any or all of (1) the aggregate number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted under the Plan; (2) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards under the Plan; and (3) the grant or exercise price with respect to any Award under the Plan, provided that the number of shares subject to any Award shall always be a whole number; (ii) if deemed appropriate, provide for an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (iii) if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award.

      4.3 Substitute Awards. Any Shares issued by the Company as Substitute Awards in connection with the assumption or substitution of outstanding grants from any acquired corporation shall not reduce the Shares available for Awards under the Plan.

      4.4 Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of issued Shares which have been reacquired by the Company.

SECTION 5. ELIGIBILITY

      Any Employee, Director or Consultant shall be eligible to be designated a Participant; provided, however, that Outside Directors shall only be eligible to receive Awards granted consistent with Section 10.

SECTION 6. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

      6.1 Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Options and SARs shall be granted, the number of Shares subject to each Award, the exercise price and the conditions and limitations applicable to the exercise of each Option and SAR. An Option may be granted with or without a Tandem SAR. An SAR may be granted with or without a related Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of Options. In the case of Incentive Stock Options or Tandem SARs related to such Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute. A person who has been granted an Option or SAR under this Plan may be granted additional Options or SARs under the Plan if the Committee shall so determine; provided, however, that to the extent the aggregate Fair Market Value (determined at the time the Incentive Stock Option or Tandem SAR related thereto is granted) of the Shares with respect to which all Incentive Stock Options or Tandem SARs related to such Option are exercisable for the first time by an Employee during any calendar year (under all plans described in subsection (d) of Section 422 of the Code of the Employee’s employer corporation and its parent and Subsidiaries) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options.

      6.2 Price. The Committee in its sole discretion shall establish the Option Price at the time each Option is granted. Except in the case of Substitute Awards, the Option Price of an Option may not be less than 100% of the Fair Market Value of the Shares with respect to which the Option is granted on the date of grant of such Option. Except with respect to Substitute Awards, SARs may not be granted at a price less than the Fair Market Value of a Share on the date of grant.

      6.3 Term. Subject to the Committee’s authority under Section 3.1 and the provisions of Section 6.6, each Option and SAR and all rights and obligations thereunder shall expire on the date determined by the Committee and specified in the Award Agreement. The Committee shall be under no duty to provide terms of like duration for Options or SARs granted under the Plan. Notwithstanding the foregoing, no Option or Tandem SAR that relates to such Option shall be exercisable after the expiration of ten (10) years from the date such Option or SAR was granted.

      6.4 Exercise.

      (a) Each Option and SAR shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Committee shall have full and complete authority to determine, subject to Section 6.6 herein, whether an Option or SAR will be exercisable in full at any time or from time to time during the term of the Option or SAR, or to provide for the exercise thereof in such installments, upon the occurrence of such events and at such times during the term of the Option or SAR as the Committee may determine.

      (b) The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal, state or foreign securities laws or the Code, as it may deem necessary or advisable. The exercise of any Option granted hereunder shall be effective only at such time as the sale of Shares pursuant to such exercise will not violate any state or federal securities or other laws.

      (c) An Option or SAR may be exercised in whole or in part at any time, with respect to whole Shares only, within the period permitted thereunder for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option or SAR, delivered to the Company at its principal office, and payment in full to the Company at the direction of the Committee of the amount of the Option Price for the number of Shares with respect to which the Option is then being exercised. A Tandem SAR that is related to an Incentive Stock Option may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value exceeds the Option Price of the related Option. The exercise of either an Option or Tandem SAR shall result in the termination of the other to the extent of the number of Shares with respect to which either the Option or Tandem SAR is exercised.

      (d) Payment of the Option Price shall be made in cash or cash equivalents, or, at the discretion of the Committee, (i) in whole Shares valued at the Fair Market Value of such Shares on the date of exercise (or next succeeding trading date, if the date of exercise is not a trading date), together with any applicable withholding taxes, or (ii) by a combination of such cash (or cash equivalents) and such Shares; provided, however, that the optionee shall not be entitled to tender Shares pursuant to successive, substantially simultaneous exercises of an Option or any other stock option of the Company. Subject to applicable securities laws, an Option may also be exercised by delivering a notice of exercise of the Option and simultaneously selling the Shares thereby acquired, pursuant to a brokerage or similar agreement approved in advance by proper officers of the Company, using the proceeds of such sale as payment of the Option Price, together with any applicable withholding taxes. Until the optionee has been issued the Shares subject to such exercise, he or she shall possess no rights as a shareholder with respect to such Shares.

      (e) At the Committee’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Shares, or a combination of cash and Shares. A fractional Share shall not be deliverable upon the exercise of a SAR but a cash payment will be made in lieu thereof.

      6.5 Accelerated Ownership Feature. An Option may, in the discretion of the Committee, include the right to acquire an AO Option. An Option which provides for the grant of an AO Option shall entitle the Option holder upon exercise of that Option and payment of the appropriate Option Price in Shares that have been owned by such Option holder for not less than six (6) months prior to the date of exercise, to receive an AO Option. An AO Option shall expire on the same date that the original Option would have expired had it not been exercised. All AO Options shall be Non-Qualified Stock Options.

      6.6 Ten Percent Stock Rule. Notwithstanding any other provisions in the Plan, if at the time an Option or SAR is otherwise to be granted pursuant to the Plan the optionee or rights holder owns directly or indirectly (within the meaning of Section 424(d) of the Code) Shares of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of Stock of the Company or its parent or Subsidiary or Affiliate corporations (within the meaning of Section 422(b)(6) of the Code), then any Incentive Stock Option or Tandem SAR to be granted to such optionee or rights holder pursuant to the Plan shall satisfy the requirement of Section 422(c)(5) of the Code, and the Option Price shall be not less than 110% of the Fair Market Value of the Shares of the Company, and such Option by its terms shall not be exercisable after the expiration of five (5) years from the date such Option is granted.

SECTION 7. RESTRICTED SHARES AND RESTRICTED SHARE UNITS

      7.1 Grant.

      (a) Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Restricted Shares and Restricted Share Units shall be granted, the number of Restricted Shares and/or the number of Restricted Share Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Shares and Restricted Share Units may be forfeited to the Company, and the other terms and conditions of such Awards. The Restricted Share and Restricted Share Unit Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the terms and conditions provided hereunder and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan.

      (b) Each Restricted Share and Restricted Share Unit Award made under the Plan shall be for such number of Shares as shall be determined by the Committee and set forth in the Award Agreement containing the terms of such Restricted Share or Restricted Share Unit Award. Such agreement shall set forth a period of time during which the grantee must remain in the continuous employment of the Company in order for the forfeiture and transfer restrictions to lapse; provided that in no event shall such forfeiture or transfer restrictions lapse with respect to one hundred percent (100%) of the Award prior to the third anniversary of the date of grant. Notwithstanding the foregoing, any Restricted Share or Restricted Share Unit Award that sets forth any performance related conditions that will result in the forfeiture and transfer restrictions lapsing with respect to such award may, at the Committee’s discretion, provide that such forfeiture and transfer restrictions shall not lapse with respect to one hundred percent (100%) of the Award prior to the first anniversary of the date of grant. Subject to the limitations on vesting described above in this Section 7.1(b), if the Committee so determines, the restrictions may lapse during such restricted period in installments with respect to specified portions of the Shares covered by the Restricted Share or Restricted Share Unit Award. Subject to the limitations on vesting described above in this Section 7.1(b), the Award Agreement may also, in the discretion of the Committee, set forth performance or other conditions that will subject the Shares to forfeiture and transfer restrictions. The Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding Restricted Share and Restricted Share Unit Awards. Notwithstanding the foregoing, the Committee may, at its discretion, grant Restricted Share or Restricted Share Unit Awards to Participants for specific recruiting or retention purposes or in connection with acquisitions made by the Company which Restricted Share or Restricted Share Unit Awards have forfeiture or transfer restrictions, including vesting provisions, that are less restrictive, or in the case of vesting periods, shorter, than those described above in this Section 7.1(b).

      7.2 Delivery of Shares and Transfer Restrictions. At the time of a Restricted Share Award, a certificate representing the number of Shares awarded thereunder shall be registered in the name of the grantee. Such certificate shall be held by the Company or any custodian appointed by the Company for the account of the grantee subject to the terms and conditions of the Plan, and shall bear such a legend setting forth the restrictions imposed thereon as the Committee, in its discretion, may determine. The grantee shall have all rights of a shareholder with respect to the Restricted Shares, including the right to receive dividends and the right to vote such Shares, subject to the following restrictions: (i) the grantee shall not be entitled to delivery of the stock certificate until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the Award Agreement with respect to such Shares; (ii) none of the Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during such restricted period or until after the fulfillment of any such other restrictive conditions; and (iii) except as otherwise determined by the Committee at or after grant, all of the Shares shall be forfeited and all rights of the grantee to such Shares shall terminate, without further obligation on the part of the Company, unless the grantee remains in the continuous employment of the Company for the entire restricted period in relation to which such Shares were granted and unless any other restrictive conditions relating to the Restricted Share Award are met. Any Shares, any other securities of the Company and any other property (except for cash dividends) distributed with respect to the Shares subject to Restricted Share Awards shall be subject to the same restrictions, terms and conditions as such restricted Shares.

      7.3 Termination of Restrictions. At the end of the restricted period and provided that any other restrictive conditions of the Restricted Share Award are met, or at such earlier time as otherwise determined by the Committee, all restrictions set forth in the Award Agreement relating to the Restricted Share Award or in the Plan shall lapse as to the restricted Shares subject thereto, and a stock certificate for the appropriate number of Shares, free of the restrictions and restricted stock legend, shall be delivered to the Participant or the Participant’s beneficiary or estate, as the case may be.

      7.4 Payment of Restricted Share Units. Each Restricted Share Unit shall have a value equal to the Fair Market Value of a Share. Restricted Share Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. A Participant shall be credited with dividend equivalents on any vested Restricted Share Units credited to the Participant’s account at the time of any payment of dividends to shareholders on Shares. The amount of any such dividend equivalents shall equal the amount that would have been payable to the Participant as a shareholder in respect of a number of Shares equal to the number of vested Restricted Share Units then credited to the Participant. Any such dividend equivalents shall be credited to the Participant’s account as of the date on which such dividend would have been payable and shall be converted into additional Restricted Share Units (which shall be immediately vested) based upon the Fair Market Value of a Share on the date of such crediting. No dividend equivalents shall be paid in respect of Restricted Share Units that are not yet vested. Except as otherwise determined by the Committee at or after grant, Restricted Share Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of, and all Restricted Share Units and all rights of the grantee to such Restricted Share Units shall terminate, without further obligation on the part of the Company, unless the grantee remains in continuous employment of the Company for the entire restricted period in relation to which such Restricted Share Units were granted and unless any other restrictive conditions relating to the Restricted Share Unit Award are met.

SECTION 8. PERFORMANCE AWARDS

      8.1 Grant. The Committee shall have sole and complete authority to determine the Participants who shall receive a Performance Award, which shall consist of a right that is (i) denominated in cash or Shares, (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine. All Performance Awards shall be subject to the terms and provisions of Section 11 hereof.

      8.2 Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any

Performance Award, and may amend specific provisions of the Performance Award; provided, however, that such amendment may not adversely affect existing Performance Awards made within a performance period commencing prior to implementation of the amendment.

      8.3 Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with the procedures established by the Committee, on a deferred basis. Termination of employment prior to the end of any performance period, other than for reasons of death or Disability, will result in the forfeiture of the Performance Award, and no payments will be made. A Participant’s rights to any Performance Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of in any manner, except by will or the laws of descent and distribution, and/or except as the Committee may determine at or after grant.

SECTION 9. OTHER STOCK-BASED AWARDS

      The Committee shall have the authority to determine the Participants who shall receive an Other Stock-Based Award, which shall consist of any right that is (i) not an Award described in Sections 6 and 7 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award.

SECTION 10. NON-EMPLOYEE DIRECTOR AND OUTSIDE DIRECTOR AWARDS

      10.1 The Board may provide that all or a portion of a Non-Employee Director’s annual retainer, meeting fees and/or other awards or compensation as determined by the Board, be payable (either automatically or at the election of a Non-Employee Director) in the form of Non-Qualified Stock Options, Restricted Shares, Restricted Share Units and/or Other Stock-Based Awards, including unrestricted Shares. The Board shall determine the terms and conditions of any such Awards, including the terms and conditions which shall apply upon a termination of the Non-Employee Director’s service as a member of the Board, and shall have full power and authority in its discretion to administer such Awards, subject to the terms of the Plan and applicable law.

      10.2 The Board may also grant Awards to Outside Directors pursuant to the terms of the Plan, including any Award described in Sections 6, 7 and 9 above. With respect to such Awards, all references in the Plan to the Committee shall be deemed to be references to the Board.

SECTION 11. PROVISIONS APPLICABLE TO COVERED OFFICERS AND PERFORMANCE AWARDS

      11.1 Notwithstanding anything in the Plan to the contrary, Performance Awards shall be subject to the terms and provisions of this Section 11.

      11.2 The Committee may grant Performance Awards to Covered Officers based solely upon the attainment of performance targets related to one or more performance goals selected by the Committee from among the goals specified below. For the purposes of this Section 11, performance goals shall be limited to one or more of the following Company, Subsidiary, operating unit or division financial performance measures:

      (a) earnings before interest, taxes, depreciation and/or amortization;

      (b) operating income or profit;

      (c) operating efficiencies;

      (d) return on equity, assets, capital, capital employed, or investment;

      (e) after tax operating income;

      (f) net income;

      (g) earnings or book value per Share;

      (h) cash flow(s);

      (i) total sales or revenues or sales or revenues per employee;

      (j) production;

      (k) stock price or total shareholder return;

      (l) dividends; or

      (m) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures;

or any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any Subsidiary, operating unit or division of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or Shares outstanding, or to assets or net assets.

      11.3 To the extent necessary to comply with Section 162(m), with respect to grants of Performance Awards, no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (1) select the performance goal or goals applicable to the performance period, (2) establish the various targets and bonus amounts which may be earned for such performance period, and (3) specify the relationship between performance goals and targets and the amounts to be earned by each Covered Officer for such performance period. Following the completion of each performance period, the Committee shall certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such performance period. In determining the amount earned by a Covered Officer for a given performance period, subject to any applicable Award Agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period.

SECTION 12. TERMINATION OF EMPLOYMENT

      The Committee shall have the full power and authority to determine the terms and conditions that shall apply to any Award upon a termination of employment with the Company, its Subsidiaries and Affiliates, including a termination by the Company with or without Cause, by a Participant voluntarily, or by reason of death, Disability or Retirement, and may provide such terms and conditions in the Award Agreement or in such rules and regulations as it may prescribe.

SECTION 13. CHANGE IN CONTROL

      Upon a (i) Change in Control or (ii) Potential Change in Control (but only if and to the extent so determined by the Committee at or after grant (subject to any right of approval expressly reserved by the Committee at the time of such determination)), all outstanding Awards shall vest, become immediately exercisable or payable or have all restrictions lifted. The value of all Options, SARs, Restricted Shares, Tandem SARs, Performance Awards, and Other Stock-Based Awards shall, unless otherwise determined by the Committee in its sole discretion at or (except in the case of an Incentive Stock Option) after grant but prior to any Change in Control, be cashed out on the basis of the Change in Control Price as of the date of such Change in Control or Potential Change in Control or such other date as the Committee may determine prior to the Change of Control.

SECTION 14. AMENDMENT AND TERMINATION

      14.1 Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to comply.

      14.2 Amendments to Awards. Subject to the restrictions of Sections 3.1 and 6.2, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder, or beneficiary.

      14.3 Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company, any Subsidiary or Affiliate, or the financial statements of the Company or any Subsidiary or Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

SECTION 15. GENERAL PROVISIONS

      15.1 Limited Transferability of Awards. Except as otherwise provided in the Plan, no Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except (i) by will or the laws of descent and distribution, (ii) to a Permitted Transferee and/or (iii) as may be provided by the Committee in its discretion, at or after grant, in the Award Agreement; provided, however, that an Incentive Stock Option shall not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant except by will or the laws of descent and distribution. No transfer of an Award by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary or appropriate to establish the validity of the transfer. A Permitted Transferee may not transfer an Award other than by will or the laws of descent and distribution. For purposes of this Plan, “Permitted Transferee” means the Participant’s Immediate Family, a Permitted Trust or a partnership of which the only partners are members of the Participant’s Immediate Family. For purposes of this Plan, “Immediate Family” means the Participant’s children and grandchildren, including adopted children and grandchildren, stepchildren, parents, stepparents, grandparents, spouse, siblings (including half brothers and sisters), father-in-law, mother-in-law, daughters-in-law and sons-in-law. For purposes of this Plan, a “Permitted Trust” means a trust solely for the benefit of the Participant or Participant’s Immediate Family.

      15.2 Dividend Equivalents. In the sole and complete discretion of the Committee, an Award may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis. All dividend or dividend equivalents which are not paid currently may, at the Committee’s discretion, accrue interest, be reinvested into additional Shares, or in the case of dividends or dividend equivalents credited in connection with Performance Awards, be credited as additional Performance Awards and paid to the Participant if and when, and to the extent that, payment is made pursuant to such Award. The total number of Shares available for grant under Section 4 shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as Performance Awards.

      15.3 No Rights to Awards. No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each Participant.

      15.4 Share Certificates. All certificates for Shares or other securities of the Company or any Subsidiary or Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the SEC or any state securities commission or regulatory authority, any stock exchange or other market upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

      15.5 Withholding. A Participant may be required to pay to the Company or any Subsidiary or Affiliate and the Company or any Subsidiary or Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan, or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding or other taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee may provide for additional cash payments to holders of Options to defray or offset any tax arising from the grant, vesting, exercise or payment of any Award.

      15.6 Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement that shall be delivered to the Participant and may specify the terms and conditions of the Award and any rules applicable thereto. In the event of a conflict between the terms of the Plan and any Award Agreement, the terms of the Plan shall prevail.

      15.7 No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of Options, Restricted Shares, Restricted Share Units, Other Stock-Based Awards or other types of Awards provided for hereunder.

      15.8 No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary or Affiliate. Further, the Company or a Subsidiary or Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in an Award Agreement.

      15.9 No Rights as Shareholder. Subject to the provisions of the Plan and the applicable Award Agreement, no Participant or holder or beneficiary of any Award shall have any rights as a shareholder with respect to any Shares to be distributed under the Plan until such person has become a holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Shares hereunder, the applicable Award Agreement shall specify if and to what extent the Participant shall not be entitled to the rights of a shareholder in respect of such Restricted Shares.

      15.10 Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Tennessee without giving effect to conflicts of laws principles.

      15.11 Severability. If any provision of the Plan or any Award is, or becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award,

or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

      15.12 Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation (including applicable non-U.S. laws or regulations) or entitle the Company to recover the same under Exchange Act Section 16(b), and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder, or beneficiary.

      15.13 No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary or Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary or Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary or Affiliate.

      15.14 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

      15.15 Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

SECTION 16. TERM OF THE PLAN

      16.1 Effective Date. The Plan shall be effective as of June 19, 2003 provided it has been approved by the Board and by the Company’s shareholders.

      16.2 Expiration Date. No new Awards shall be granted under the Plan after the tenth (10th) anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the tenth (10th) anniversary of the Effective Date.

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